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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Intrusion.com, Inc. 1995 Stock Option Plan and to the incorporation by reference therein of our report dated January 17, 2001, with respect to the consolidated financial statements and schedule of Intrusion.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
March 16, 2001